Voyager Reports Record Second Quarter 2026 Financial Results
Company delivers record revenue, bookings and backlog — raises full-year revenue guidance
DENVER, August 3, 2026 /Business Wire/ -- Voyager Technologies, Inc. [NYSE: VOYG] (“Voyager” or the “Company”) today announced financial results for the second quarter 2026.
Driven by record quarterly revenue, record bookings, continued acceleration in defense demand, completion of the Astrobotic acquisition and strong operational execution, Voyager is increasing its full-year 2026 revenue guidance to $275 million to $305 million, representing 66% to 84% year-over-year growth.
Business and Financial Performance Highlights
•Record quarterly revenue of $52.7 million, increasing 51% sequentially from the first quarter, reflecting strong execution across the portfolio.
•Record quarterly bookings of $113.0 million, resulting in a 2.1x Book-to-Bill ratio.
•Record backlog of $335.5 million, providing increased revenue visibility into 2027.
•Accelerated Golden Dome momentum with $84.3 million in awards across multiple customers, programs of record and technology platforms.
•Awarded a next-generation Agentic AI spectrum dominance program supporting autonomous mission systems.
•Completed the transformational acquisition of Astrobotic, significantly expanding Voyager's integrated space infrastructure platform.
•Increased full-year 2026 revenue guidance to $275 million – $305 million, representing 66% to 84% year-over-year growth.
"Voyager had a defining quarter — record revenue, record bookings and record backlog, the acquisition of Astrobotic Technology, and increased full-year guidance — reflecting exceptional execution against accelerating demand across defense modernization, national security and space," said Dylan Taylor, Chairman & CEO of Voyager Technologies. "The revenue performance demonstrates our ability to convert surging demand for purpose-built solutions into profitable growth. The bookings and backlog signal something more significant — a meaningful step-function change in our scale and market penetration."

"Few companies can claim what Voyager occupies today: meaningful participation across defense technology, national security and the rapidly expanding space economy," continued Taylor. "Defense budgets are expanding. NASA and commercial space investment are accelerating. The convergence of these forces is creating a generational opportunity — and we are built for exactly this moment. Our differentiated technology portfolio, the investments we have made from our balance sheet to increase capability and capacity for the defense of our nation, gives us the foundation to capture the contracts that will define this industry's next decade. As global capital shifts toward resilient national security and space infrastructure, Voyager is uniquely positioned to translate that demand into durable, technology-driven growth and lasting value for our shareholders."

Business and Financial Performance Results
Quarterly bookings increased to $113.0 million, representing the strongest bookings quarter in Company history and resulting in a book-to-bill ratio of 2.1x. Backlog increased to a record $335.5 million, providing increasing visibility into future revenue growth.

Net sales increased to a record $52.7 million, representing approximately 51% sequential growth compared to the first quarter, reflecting continued execution across defense and national security programs and increasing contributions from recent acquisitions.

The Company continued investing aggressively in innovation, manufacturing capacity, and strategic growth initiatives, while maintaining a strong liquidity position to support both organic growth and future acquisitions.

Innovation is a foundational pillar of our long-term strategy and a key differentiator across the defense, national security and space sectors. For the three months ended June 30, 2026, innovation spend was 55.1% of net sales, excluding Starlab, and 102.0% on a consolidated basis - see Table 5 for additional details.

We continue to make investments in technologies that we believe will define the future of defense and space operations, including artificial intelligence, advanced propulsion, resilient space architectures and mission-critical electronics. As a result, we will continue to move up the technology curve, providing customers with new advanced technologies and solutions. For example, during the quarter, we were awarded a contract to deliver a next-generation Agentic AI spectrum dominance platform that further advances our leadership in autonomous systems operations and AI-enabled decision support.

For the quarter, we reported a net loss of $(46.5) million, or $(0.79) per share, and a non-GAAP adjusted loss of $(41.0) million, or $(0.70) per share. Non-GAAP Adjusted EBITDA was $(37.5) million, primarily driven by the scaling of Starlab and ongoing investments to support future growth.

Voyager maintains a strong financial position, ending the quarter with $373.4 million in cash and cash equivalents and total liquidity of $585.5 million, including $212.1 million available capacity under our revolver. This robust balance sheet provides significant flexibility to fund strategic growth initiatives, support program execution, and invest in innovation while maintaining disciplined capital management.

Business Outlook for the Full Year 2026
For the full year 2026, we increased our guidance range to $275 million to $305 million. This outlook underscores the resilience of our business model and reflects the successful execution of its growth strategy and supported by our new backlog record.
The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, including certain assumptions with respect to our ability to efficiently and on a timely basis integrate acquisitions, obtain and retain contracts, changes in the timing and/or amount of government spending, react to changes in the demand for our products, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates and investors should review all risks related to achievement of the guidance reflected under “forward-looking statements” below and in the Company’s filings with the Securities and Exchange Commission.
Conference Call and Live Webcast
Voyager Technologies, Inc. will host its second quarter 2026 earnings conference call Tuesday, August 4, 2026, at 9 a.m. ET. Hosting the call to review results will be Dylan Taylor, Chairman & Chief Executive Officer and Phil De Sousa, Chief Financial Officer.
A live webcast of the call will be made available on the Events & Presentations section of Voyager’s Investor Relations website at investors.voyagertechnologies.com. The earnings release and presentation will be posted to the Investor Relations website prior to the call.
A replay of the call will be available approximately one hour after the call through the archived webcast on the Events & Presentations section of Voyager’s Investor Relations website.
Audio Replay
An audio replay of the event will be archived on the Investor Relations section of the Company's website at https://investors.voyagertechnologies.com.
About Voyager Technologies, Inc.
Voyager Technologies is a defense technology and space solutions company that enables mission-ready systems that secure today and power what’s next for the U.S. and partner nations. From propulsion and energetics to advanced electronics, mission management and space exploration, Voyager delivers capabilities that protect national security, reinforce the industrial base and expand human presence beyond Earth. For more information visit: voyagertechnologies.com and follow on LinkedIn and X.

Media Contact

Dana Carroll, Marketing & Communications, dana.carroll@voyagertechnologies.com

Non-GAAP Financial Measures
Non-GAAP financial measures are not calculated or presented in accordance with GAAP and other companies in our industry may calculate them differently than we do. As a result, non-GAAP financial measures have limitations as analytical and comparative tools and you should not consider them in isolation, or as a substitute, for analysis of our results as reported under GAAP. In addition, in evaluating Adjusted EBITDA, adjusted earnings per share and free cash flow, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of Adjusted EBITDA, adjusted loss per share and free cash flow should not be construed as an inference that our future results will be unaffected by unusual items. Management compensates for these limitations by primarily relying on our GAAP results in addition to using Adjusted EBITDA, adjusted earnings per share and free cash flow supplementally.

Adjusted EBITDA
We consider Adjusted EBITDA to be a useful, supplemental, measure of our operating performance. We use Adjusted EBITDA to supplement GAAP measures in evaluating the performance of our business and the effectiveness of our strategies, to make budgeting decisions, make certain compensation decisions, and to compare our performance against that of our peer companies, many of which present similar non-GAAP financial measures.
In addition, we believe Adjusted EBITDA provides a useful measure for period-to-period comparisons of our business, as they remove the impact of our capital structure and other items not indicative of our core operating performance from operating results.
We define EBITDA as net loss attributable to Voyager Technologies, Inc. plus (less) finance and interest expense, provision for income tax expense (benefit), and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for stock-based compensation, business acquisition costs, restructuring charges, impairment losses, income (loss) attributable to noncontrolling interests, and other items we do not believe are indicative of our core operating performance, including incremental organizational costs attributable to our initial public offering, changes in the fair value of earnout liabilities, and foreign exchange gain/loss.
Free Cash Flow
We consider free cash flow to be a useful, supplemental measure of our ability to generate cash on a normalized basis. We use free cash flow to supplement GAAP measures in evaluating our flexibility to allocate capital and pursue opportunities that may enhance shareholder value and the effectiveness of our strategies, to make budgeting decisions and to compare our performance against that of our peer companies, many of which present similar non-GAAP financial measures.
We believe that while expenditures and dispositions of property, plant and equipment will fluctuate on a period-to-period basis, we seek to ensure that we have adequate capital on hand to maintain ongoing operations and enable growth of the business. Additionally, free cash flow is of limited usefulness in that it does not represent residual cash flows available for discretionary expenditures due to the fact the measures do not deduct the payments required for debt service and other contractual obligations or payments.
We define free cash flow as the sum of our cash (used in) provided by operating activities less our net capital expenditures. The net capital expenditures of the Company are defined as the gross capital expenditures for the purchase of property and equipment less the grant funding we received in order to make such purchases. Based on the nature of government grants for purposes of funding capital expenditures on our Starlab program, these grants are pass through for purposes of making capital expenditures as they are directly used to source funding on capital expenditures. Our calculation of free cash flow may not be comparable to the calculation of similarly titled measures reported by other companies.
Adjusted Earnings Per Share
We consider adjusted earnings per share to be a useful, supplemental measure of our operations on a per share basis adjusting for items that are considered either non-operational or significant infrequent expenses or that are sources of income that are not recurring to the business on a frequent basis. We define adjusted earnings per share as the net income/loss attributable to common stockholders adjusted for stock-based compensation, business acquisition costs, restructuring, deferred income tax expense, and other items mainly related to financing expenses and other individually immaterial items divided by our diluted basis number of weighted average shares outstanding during the period. Since the adjustments made for presentational purposes do not impact the tax basis of the Company, the adjustments have been presented on a tax free basis.
Innovation Spend
We are focused on delivering innovative solutions to the defense, national security and space end markets, and research and development is at the core of our business. We believe innovation spend and innovation spend excluding Starlab provide our management and investors useful measures of our aggregate spend on research and development type activities in support of our customers’ needs and our future growth.
However, innovation spend is an operating metric, not a financial measure calculated or presented in accordance with GAAP, and companies in our industry may calculate innovation spend or similar operating metrics differently than we do. We define innovation spend as research and development costs associated with IRS Section 174 categorization, as well as spend on designated development programs. Development programs are defined as initiatives that, when developed, will expand the Company’s product offerings under a customer funded arrangement. Innovation spend is comprised of various costs recognized in cost of sales and research and development costs within the consolidated statements of operations, as well as certain costs capitalized within property and equipment, net on our consolidated balance sheets. We define innovation spend excluding Starlab as innovation spend, minus the portion of innovation spend attributable to Starlab Space Stations.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this presentation that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding Voyager’s financial outlook, anticipated financial and operational performance and liquidity, including without limitation, long-term cash generation, and other projections. The words “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither promises nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements to differ materially from those indicated by those statements including, but not limited to: our ability to generate, sustain and manage our growth given our limited operating history in an evolving industry; factors out of our control that affect our success and revenue growth; our ability to generate a sustainable order rate for our products and services and develop new technologies to meet customer needs; our compliance with development contracts with third-parties and losses from fixed price contracts; our history of losses and ability to achieve profitability; risks related to Starlab; the unpredictable environment of space; our customer concentration and risks with contracting with the U.S. government; risk related to our international operations, currency fluctuations and political or economic instability in markets in which we operate; risks related to our compliance with new or existing data privacy, cybersecurity and other applicable regulations; our inability to adequately enforce and protect our intellectual property; our ability to consummate future acquisitions on satisfactory terms or effectively integrate acquired operations; and other important factors discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2026, as any such factors may be updated from time to time in our other filings with the SEC, accessible on the SEC’s website at www.sec.gov and our investor relations site at investors.voyagertechnologies.com.
The forward-looking statements included in this announcement are only made as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law.
Website Disclosure
Investors and others should note that we announce material financial and operational information to our investors using press releases, SEC filings and public conference calls and webcasts, as well as our investor relations site at investors.voyagertechnologies.com. We may also use our website as a distribution channel of material information about the company. In addition, you may automatically receive email alerts and other information about Voyager when you enroll your email address by visiting the “Investor Email Alerts” option under the Resources tab on investors.voyagertechnologies.com.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)	June 30, 2026 (unaudited)	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$373,436	$491,329
Accounts receivable, net	40,367	29,819
Contract assets	37,460	29,786
Inventories	9,616	3,825
Prepaid expenses and other current assets	24,796	26,541
TOTAL CURRENT ASSETS	485,675	581,300
Property and equipment, net	213,609	164,286
Operating lease right-of-use assets	38,890	18,164
Intangible assets, net	89,892	98,982
Goodwill	157,674	157,674
Other assets	23,533	30,048
TOTAL ASSETS	$1,009,273	$1,050,454

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$37,624	$27,386
Contract liabilities	22,522	24,338
Operating lease liabilities	7,582	5,831
Accrued expenses and other current liabilities	60,101	75,472
TOTAL CURRENT LIABILITIES	127,829	133,027
Operating lease liabilities, non-current	34,580	13,336
Contract liabilities, non-current	7,904	7,899
Convertible notes, net	448,903	447,634
Deferred tax liabilities	9,842	8,858
Other long-term liabilities	3,633	10,167
TOTAL LIABILITIES	$632,691	$620,921
Class A common stock: $0.0001 par value per share; 400,000,000 shares authorized; 54,855,919 shares issued and 53,350,242 shares outstanding at June 30, 2026, 400,000,000 shares authorized, 54,546,859 shares issued, and 53,383,859 shares outstanding at December 31, 2025	5	5
Class B common stock: $0.0001 par value per share; 50,000,000 shares authorized, 5,758,566 shares issued and outstanding at June 30, 2026; 50,000,000 shares authorized and 5,758,566 shares issued and outstanding at December 31, 2025	1	1
Additional paid-in capital	840,707	797,438
Treasury stock, at cost	(38,537)	(27,702)
Accumulated other comprehensive loss	(62)	(95)
Accumulated deficit	(476,400)	(385,927)
Total Voyager Technologies, Inc. equity	325,714	383,720
Noncontrolling interests	50,868	45,813
TOTAL EQUITY	376,582	429,533
TOTAL LIABILITIES AND EQUITY	$1,009,273	$1,050,454

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
(Unaudited, in thousands, except share and per share amounts)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net sales	$52,746	$45,674	$87,992	$80,181
Cost of sales	48,289	37,464	85,081	66,386
Gross profit	4,457	8,210	2,911	13,795
Operating expenses:
Selling, general, and administrative	43,672	30,241	75,029	56,527
Research and development	7,336	502	14,847	4,542
Amortization of acquired intangibles	4,857	1,604	9,090	3,152
Loss from operations	$(51,408)	$(24,137)	$(96,055)	$(50,426)
Other income (expense):
Loss on debt extinguishment	$—	$(7,804)	$—	$(7,804)
Finance and interest expense, net	(1,905)	(2,523)	(4,019)	(5,252)
Other income, net	2,372	1,480	6,415	2,617
Loss before income taxes	(50,941)	(32,984)	(93,659)	(60,865)
Income tax (benefit) expense	(2,195)	81	1,031	129
Net loss	$(48,746)	$(33,065)	$(94,690)	$(60,994)
Net loss attributable to noncontrolling interests	(2,256)	(1,683)	(4,217)	(2,674)
Net loss attributable to Voyager Technologies, Inc.	$(46,490)	$(31,382)	$(90,473)	$(58,320)
Less: dividends accrued on preferred stock	—	5,258	—	11,259
Net loss available to common shareholders	$(46,490)	$(36,640)	$(90,473)	$(69,579)

Net loss per common share:
Basic	$(0.79)	$(1.23)	$(1.55)	$(3.16)
Diluted	$(0.79)	$(1.23)	$(1.55)	$(3.16)
Weighted-average shares outstanding:
Basic	58,521,968	29,695,203	58,430,737	22,017,362
Diluted	58,521,968	29,695,203	58,430,737	22,017,362

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
(Unaudited, in thousands)	June 30, 2026	June 30, 2025
Cash Flows from Operating Activities:
Net loss	$(94,690)	$(60,994)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,203	5,310
Stock-based compensation	7,874	13,270
Amortization of operating lease right-of-use assets	3,039	1,352
Loss on debt extinguishment	—	7,804
Amortization of debt issuance costs and other non-cash interest expense	1,993	2,300
Deferred taxes	984	89
Non-cash services acquired	6,687	10,619
Other	668	76
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(13,004)	2,714
Prepaid expenses and other current assets	(3,726)	(2,666)
Contract assets	(2,198)	(2,521)
Inventories	(5,791)	102
Other assets	6,128	(936)
Accounts payable	1,722	3,060
Contract liabilities	(1,811)	(12,559)
Accrued expenses	(4,232)	3,812
Operating lease liabilities	(770)	(1,522)
Other liabilities	(103)	(213)
Net cash used in operating activities	$(84,027)	$(30,903)

Cash Flows from Investing Activities:
Purchases of property and equipment	(86,652)	(57,865)
Grant funding for property and equipment	31,056	38,250
Acquisitions, net of cash acquired	(5,837)	(6,572)
Net cash used in investing activities	$(61,433)	$(26,187)

Cash Flows from Financing Activities:
Repayment of term loan	—	(64,420)
Borrowings from the credit facility	—	64,500
Repayments on the credit facility	—	(64,500)
Proceeds from the exercise of stock options	8,533	155
Proceeds from the issuance of Common stock, net	—	45,886
Proceeds from the issuance of Class C preferred stock, net	—	116,047
Proceeds from the issuance of Class A common stock upon initial public offering, net of underwriting costs	—	409,405
Costs associated with initial public offering	—	(3,502)
Sale of noncontrolling interest	19,067	6,029
Purchase of noncontrolling interest	—	(7,001)
Redemptions of Class A-1 redeemable preferred stock	—	(3,044)
Cash repayment of Preferred B dividends	—	(27,584)
Costs associated with the credit facility	—	(2,146)
Proceeds from the 2024 convertible note	—	130
Net cash provided by financing activities	$27,600	$469,955

Effect of foreign exchange on cash and cash equivalents	$(33)	$130
Net (decrease) increase in cash and cash equivalents	(117,893)	412,995
Cash and cash equivalent at the beginning of the period	491,329	55,930
Cash and cash equivalents at the end of the period	$373,436	$468,925

TABLE 1 - NET SALES
(Unaudited)

	Three Months Ended		Change
(dollars in thousands)	June 30, 2026	June 30, 2025	Year over Year	%
Net Sales:
Defense and Space Technologies	$53,211	$46,064	$7,147	15.5%
Starlab Space Stations	—	—	—	—
Total Net Sales, reportable segments	53,211	46,064	7,147	15.5%
Intersegment eliminations	(465)	(390)	(75)	19.2%
Total Net Sales	$52,746	$45,674	$7,072	15.5%

	Six Months Ended		Change
(dollars in thousands)	June 30, 2026	June 30, 2025	Year over Year	%
Net Sales:
Defense and Space Technologies	$89,337	$81,537	$7,800	9.6%
Starlab Space Stations	—	—	—	—
Total Net Sales, reportable segments	89,337	81,537	7,800	9.6%
Intersegment eliminations	(1,345)	(1,356)	11	(0.8)%
Total Net Sales	$87,992	$80,181	$7,811	9.7%
TABLE 2 - ADJUSTED EBITDA
(Unaudited)

	Three Months Ended		Six Months Ended
(dollars in thousands)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net loss attributable to Voyager Technologies, Inc.	$(46,490)	$(31,382)	$(90,473)	$(58,320)
Finance and interest expense, net	1,905	2,523	4,019	5,252
Depreciation and amortization	7,170	2,708	13,203	5,310
Income tax (benefit) expense	(2,195)	81	1,031	129
EBITDA	(39,610)	(26,070)	(72,220)	(47,629)
Stock-based compensation	3,762	11,547	7,891	13,270
Business acquisition costs(1)	2,008	284	2,419	440
Restructuring(2)	966	529	1,710	947
Net loss attributable to noncontrolling interests	(2,256)	(1,683)	(4,217)	(2,674)
Interest income	(3,279)	(2,428)	(7,098)	(3,513)
Other(3)	909	8,755	684	8,737
Adjusted EBITDA	$(37,500)	$(9,066)	$(70,831)	$(30,422)
________________
(1)Business acquisition costs include legal costs and incremental transaction costs associated with an acquisition.
(2)Restructuring includes costs for retention and severance payments related to management’s decision to undertake certain actions to realign our cost structure through workforce reductions and the closure of certain facilities, businesses and product lines.
(3)Other includes capital market and advisory fees related to advisors assisting with transitional activities associated with becoming a public company, changes in fair value of earn out liabilities, and foreign exchange gain/loss that are all individually insignificant for the period.

TABLE 3 - FREE CASH FLOW
(Unaudited)

	Three Months Ended		Six Months Ended
(dollars in thousands)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net cash used in operating activities	$(44,315)	$(16,549)	$(84,027)	$(30,903)
Purchases of property and equipment	(35,536)	(30,895)	(86,652)	(57,865)
Grant funding for property and equipment	7,022	20,250	31,056	38,250
Free cash flow	$(72,829)	$(27,194)	$(139,623)	$(50,518)
TABLE 4 - ADJUSTED EARNINGS PER SHARE
(Unaudited)

	Three Months Ended		Six Months Ended
(dollars in thousands, except per share data)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net loss attributed to common shareholders	$(46,490)	$(36,640)	$(90,473)	$(69,579)
Stock-based compensation	3,762	11,547	7,891	13,270
Business acquisition costs(1)	2,008	284	2,419	440
Restructuring(2)	966	529	1,710	947
Deferred income tax (benefit) expense	(2,179)	30	985	28
Other(3)	909	8,755	684	8,737
Adjusted net loss attributable to common shareholders	$(41,024)	$(15,495)	$(76,784)	$(46,157)
Adjusted net loss per common share	$(0.70)	$(0.52)	$(1.31)	$(2.10)
________________
(1)Business acquisition costs include legal costs and incremental transaction costs associated with an acquisition.
(2)Restructuring includes costs for retention and severance payments related to management’s decision to undertake certain actions to realign our cost structure through workforce reductions and the closure of certain facilities, businesses and product lines.
(3)Other includes capital market and advisory fees related to advisors assisting with transitional activities associated with becoming a public company, changes in fair value of earn out liabilities, and foreign exchange gain/loss that are all individually insignificant for the period.
TABLE 5 - INNOVATION SPEND
(Unaudited)

	Three Months Ended		Six Months Ended
(dollars in thousands)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Qualified research and development under section 174	$32,939	$32,658	$77,979	$66,257
Development program innovation spend(1)	20,866	5,989	29,184	11,502
Innovation spend	53,805	38,647	107,163	77,759
Less: Starlab Space Stations innovation spend	24,766	30,538	61,337	59,916
Innovation spend excluding Starlab Space Stations	$29,039	$8,109	$45,826	$17,843
Innovation spend as a percentage of net sales	102.0%	84.6%	121.8%	97.0%
Innovation spend excluding Starlab Space Stations as a percentage of net sales	55.1%	17.8%	52.1%	22.3%

________________
(1)Development program innovation spend represents program spend on designated innovation programs within the business that is necessary for fulfillment of performance obligations on revenue generating programs.

For additional media and information, please follow us:
LinkedIn
X

Investor contact:
investors@voyagertechnologies.com

Media contact:
Dana Carroll, VP Marketing & Communications
dana.carroll@voyagertechnologies.com

Source: Voyager Technologies, Inc.